                         ADVANCED MICRO DEVICES, INC.

                      Depositary Shares Each Representing
                    1/10th of a Share of $30.00 Convertible
                         Exchangeable Preferred Shares


                               STANDBY AGREEMENT
                               -----------------

                                                               February 10, 1995

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
SALOMON BROTHERS INC
c/o Donaldson, Lufkin & Jenrette
 Securities Corporation
140 Broadway
New York, New York  1005

Dear Sirs:

          1.  Introductory.
              ------------

          Advanced Micro Devices, Inc., (the "Company") proposes to call for redemption on March 13, 1995 (the "Redemption Date"), all of its outstanding Depositary Shares (the "Depositary Shares"), each representing ownership of one-tenth of a share of the Company's $30.00 Convertible Exchangeable Preferred Shares (the "Preferred Shares"), at the redemption price to be paid by the Company of $50.90 per Depositary Share plus unpaid dividends thereon in the amount of $0.73 per Depositary Share to the Redemption Date for a total redemption price of $51.63 per Depositary Share (the "Redemption Price"). The holder of any Depositary Share may, at any time prior to 5:00 p.m., New York City time (the "Close of Business") on the Redemption Date, but not thereafter, surrender depositary receipts representing one or more whole Preferred Shares to convert such Preferred Shares into shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") at the rate of 1.9873 shares of Common Stock for each Depositary Share (the "Conversion Ratio"). No payment or adjustment in respect of accrued and unpaid dividends on the Depositary Shares will be made upon conversion. In the event that fewer than all of the outstanding Depositary Shares are surrendered for conversion prior to the Redemption Date, the Company desires to make arrangements with you (collectively the "Purchasers" and each a "Purchaser"), pursuant to which the Purchasers will purchase directly from the Company up to such whole number of shares of Common Stock as would have been issuable upon conversion of any Depositary Shares not surrendered for conversion prior to the Close of Business on the Redemption Date (such Depositary Shares being referred to herein as the "Depositary Shares To Be Redeemed").

          2.   Representations and Warranties of the Company.
               ---------------------------------------------

          The Company represents, warrants and covenants to the Purchasers that:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act" or the "Securities Act"), and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations"), a registration statement on Form S-3, including a related prospectus, relating to the maximum number of shares of Common Stock (a) to be purchased by you, pursuant to Section 3(a) below and (b) to be received upon conversion of Depositary Shares (if any) purchased by you pursuant to Section 3(b) below. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits and financial statements and schedules and all documents incorporated therein by reference, as amended (if amended) when it becomes effective, and the term "Prospectus" means such prospectus in the form filed on behalf of the Company with the Commission pursuant to Rule 424(b) under the Act. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

          (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(b) do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to the Purchasers furnished to the Company in writing by you expressly for use therein.

          (c) As of the Close of Business on February 9, 1995, 3,448,620 Depositary Shares were outstanding, and the Company has duly authorized the redemption of all the outstanding Depositary Shares on the Redemption Date at the Redemption Price. The Company has duly called the Depositary Shares for redemption on the Redemption Date in accordance with the terms of the Deposit Agreement, dated as of March 25, 1987 (the "Deposit Agreement"), among the Company, Bank of America National Trust and Savings Association (subsequently replaced by the First National Bank of Boston, and hereinafter the "Depositary") and the holders of the Depositary Shares, which governs the Depositary Shares.

          (d) The Depositary Shares are convertible into Common Stock at the Conversion Ratio by surrender of depositary receipts representing one or more whole Preferred Shares to the Depositary, prior to the Close of Business on the Redemption Date.

          (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) Each subsidiary of the Company (i) identified on Exhibit A hereto or (ii) which constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X (in each case, individually a "Material Subsidiary" and, collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) The shares of capital stock of the Company outstanding prior to the redemption and conversion of the Depositary Shares and the offer and sale of the Shares (as defined in Section 3(b) below) have been duly authorized and are validly issued, fully paid and non-assessable and the holders of such shares are not entitled to any preemptive or other similar right.

          (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

          (j) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or constitute a breach of, or default under, any agreement or other instrument binding upon the Company or any of its Material Subsidiaries or to which any of its or their properties are subject that is material to the Company and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their properties and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each of the Company and its Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) Each preliminary prospectus to be filed as part of the registration statement as originally filed or as part of any amendment thereto, or to be filed pursuant to Rule 424 under the Securities Act, will comply when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (p) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) Except as disclosed in the Prospectus, the Company and its Material Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) The Company has not paid or given and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Depositary Shares into shares of Common Stock other than in accordance with this Agreement.

          (s) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Preferred Stock.

          3.   Purchase and Conversion of the Depositary Shares.
               ------------------------------------------------

          (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Purchaser agrees, severally and not jointly, to purchase from the Company, at a price (the "Purchase Price") per share of $25.98, 50% of such number of shares of Common Stock as would have been issuable upon conversion of the Depositary Shares To Be Redeemed (such shares of Common Stock being referred to herein as the "Standby Stock").

          (b) Until the Close of Business on the Redemption Date, each Purchaser may (but will not be obligated to) purchase Depositary Shares in the open market in such amounts and at such prices as it deems advisable. On the basis of the representations, warranties and agreements herein set forth, each Purchaser agrees to surrender for conversion into Common Stock, at or prior to the Close of Business on the Redemption Date, all Depositary Shares so purchased by the Purchasers in the open market. The Shares of Common Stock to be received upon the conversion of the Depositary Shares pursuant to this Section 3(b) are referred to herein as the "Open Market Stock." The Standby Stock and the Open Market Stock are herein referred to collectively as the "Shares."

          (c) In the event that less than 342,672 shares of Common Stock are acquired by the Purchasers pursuant to Section 3(a) hereof, the Purchasers shall remit to the Company 50% of the Profit (as defined below) received. In the event that the number of shares of Common Stock acquired by the Purchasers pursuant to Section 3(a) hereof is equal to or exceeds 342,672, the Purchasers shall not be required to remit to the Company any of the Profit received. As used in the herein, "Profit" means the excess of the aggregate gross proceeds received on the sale by Purchasers of such Shares over the aggregate price of such shares paid by Purchasers therefor, after deduction from such proceeds of sale of any transfer taxes and other related expenses not reimbursed by the Company or any unaffiliated party. For purposes of the foregoing determination, any such Shares not sold by Purchasers prior to the Close of Business on the 30th day (or, if such 30th day is not a business day, the next business day thereafter) after the Redemption Date shall be deemed to have been sold on such day for an amount equal to the average of the high and low sale price of the Common Stock on such day as reported on the New York Stock Exchange. Upon completion of the sale of such Shares, each Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other related expenses. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any Shares of Common Stock shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account. Settlement of the profit sharing arrangement set forth in this Section 3(c) shall occur as soon as practicable after the final disposition (or deemed disposition) by the Purchasers of all of the Shares.

          (d) The Company understands that the Purchasers propose to sell the shares of the Standby Stock and the Open Market Stock as soon as practicable after the date hereof. The Company confirms that the Purchasers and dealers have been authorized to distribute the Prospectus (as amended or supplemented if the Company furnishes amendments or supplements to the Purchasers).

          4.  Payment, Delivery and Fees.
              --------------------------

          (a) Fees.  As compensation for your commitments as Purchasers, the
              ----
Company will pay to the Purchasers, collectively, (i) an amount (the "Standby Fee") equal to Two Million Six Hundred Seventy-One Thousand Three Hundred and One Dollars ($2,671,301) and (ii) an additional amount (the "Take-Up Fee") equal to One Dollar and Fifty Cents ($1.50) per share of Standby Stock. The Take-Up Fee shall not be deemed to be Profit under Section 3(c) hereof. Payment of the Standby Fee shall be made on Closing Date I, which shall be the Redemption Date unless the parties hereto otherwise agree. Payment on the Take-Up Fee, if any, shall be made, as due, on Closing Date I or Closing Date II (which shall be the business day immediately following the Redemption Date) unless the parties hereto otherwise agree.

          (b) Payment on Closing Date I.  Promptly after the Close of Business
              -------------------------
on the day immediately preceding Closing Date I, the Company shall notify the Purchasers in writing after conferring with the Depositary of (i) the number of Depositary Shares surrendered for redemption as of the Close of Business on such day, (ii) the related number of shares of Standby Stock as of the Close of Business on such day and (iii) the amount of the Take-Up Fee, if any, payable in light of such number of shares of Standby Stock.

          At or prior to 12:00 noon, New York City time, on the Redemption Date
(i) the Company will pay to the Purchasers by wire transfer of immediately available funds an amount equal to (A) the Standby Fee and (B) the Take-Up Fee, if any, payable in light of the number of shares of Standby Stock being purchased on such date and (ii) the Purchasers will arrange for the deposit with the Company by wire transfer of immediately available funds, and provide the Company with a federal funds reference number in respect of such deposit with the Company, an amount equal to the product of (A) the number of shares of Standby Stock as contained in the written notification sent by the Company pursuant to this Section 4(b) and (B) the Purchase Price.

          (c) Payment on Closing Date II.  Promptly after the Close of Business
              --------------------------
on the Redemption Date, the Company shall notify the Purchasers in writing after conferring with the Depositary of (i) the number of Depositary Shares surrendered for redemption on the Redemption Date, (ii) the number of Depositary Shares which have been converted on the Redemption Date, (iii) the number of Depositary Shares which have not been surrendered for redemption or conversion as of the Close of Business on the Redemption Date, (iv) the total number of shares of Standby Stock as of the Close of Business on the Redemption Date and
(v) the total amount of the Take-Up Fee, if any.

          At or prior to 12:00 noon, New York time, on Closing Date II (i) the Company will pay to the Purchasers by wire transfer of immediately available funds an amount equal to the Take-Up Fee, if any, payable in light of the number of shares of Standby Stock being purchased on such date and (ii) the Purchasers shall arrange for the deposit by wire transfer of immediately available funds, and provide the Company with a federal funds reference number in respect of such deposit with the Company, an amount equal to the product of (A) the shares of Standby Stock to be purchased on such date and (B) the Purchase Price.

          (d) Delivery of Shares.  The Company will, on the second business day
              ------------------
following receipt by the Company of a notice hereinafter referred to, deliver to the Purchasers at the above address (or as the Purchasers may otherwise designate in writing) certificates evidencing shares of Standby Stock acquired by the Purchasers under Section 3(c), in definitive form and in such denominations and registered in such names as the Purchasers shall request by written notice to the Company.

          5.  Covenants of the Company.
              ------------------------

          The Company agrees with the Purchasers that:

          (a) The Company will notify you promptly, and (if requested by you) will confirm such notification in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose, and (iv) of the happening of any event during the period mentioned in paragraph (d) below which in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

          (b) The Company will furnish to you, without charge, two signed copies of the Registration Statement and any post-effective amendment thereto, including exhibits and financial statements and schedules and all documents incorporated therein by reference to the extent not previously furnished to you.

          (c) The Company will give you advance notice of its intention to file any amendment or supplement to the Registration Statement as filed or any amendment or supplement to the Prospectus, and will not file any such amendment or supplement to which you shall reasonably object in writing; provided, however, that you shall respond promptly to any such amendment or supplement that constitutes a filing on Form 8-K or Form 10-Q under the Exchange Act. In addition to, and without limiting, the foregoing, the Company will file under the Exchange Act, on or before March 6, 1995, the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1994 (the "1994 10-K"), which Form 10-K shall be satisfactory in form and substance to you in the exercise of your discretion.

          (d) The Company will deliver to you or upon your order, without charge, as many copies of the Prospectus or any amendment or supplement thereto, and any documents incorporated therein by reference, as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time as the Prospectus is required to be delivered under the Act. If during such period of time any event of the type described in Section 5(a) or any other event shall occur as a result of which, in the good faith opinion of your counsel, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto which will correct such statement or omission or an amendment which will effect such compliance, or forthwith will file all reports and any definitive proxy statement or information statement required to be filed by the Company with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act subsequent to the date of the Prospectus, and will deliver to you, without charge, such number of copies thereof as you may reasonably request.

          (e) The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale and their eligibility for investment under the securities or Blue Sky laws of such jurisdictions as you request. The Company will pay all fees and expenses (including fees and expenses of counsel) relating to such qualification under such securities or Blue Sky laws.

          (f) The Company will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement as soon as is reasonably practicable but in any event not later than 90 days after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules thereunder.

          (g) The Company will cause to be mailed by first-class mail, postage prepaid, to holders of Depositary Shares on February 10, 1995 and thereafter cause to be mailed to such holders, as often as you may reasonably request, a notice of redemption (the "Notice of Redemption") of all of the Depositary Shares on the Redemption Date in accordance with the requirements of the Deposit Agreement and the Certificate of Designation and in the form submitted to you, together with a copy of the Prospectus and a letter of transmittal and will furnish copies thereof as you may request.

          (h) The Company agrees to publish advertising mutually satisfactory to the Purchasers and the Company relating to the redemption.

          (i) The Company will pay all costs and expenses in connection with (i) the preparation, printing and filing of the Registration Statement, the Prospectus and the Blue Sky survey, (ii) the issuance of the Shares and the delivery of the certificates evidencing the Shares (other than transfer taxes on resales), (iii) the preparation, printing, reproduction and execution of this Agreement, the Notice of Redemption, the letter of transmittal and related documents, (iv) the printing and publishing of any newspaper notice of the call for redemption contemplated hereby and any advertising pursuant to Section 5(h) hereof and (v) furnishing such copies of the Registration Statement and the Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom the Shares may be sold. The Company will also pay all out-of-pocket expenses which you may incur, including, but not limited to, the reasonable fees and expenses of your counsel in connection with the transactions contemplated hereby (A) if the transactions contemplated hereby are consummated and (B) if the transactions contemplated hereby are not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, if this Agreement is terminated pursuant to Section 9 or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by the Purchasers.

          (j) The Company agrees that until 180 days after the Redemption Date without your prior written consent it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, other than the Shares and other than (i) any shares of Common Stock sold upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and (ii) any shares of Common Stock sold pursuant to existing employee benefit plans of the Company. However, if it shall be determined that the number of shares of Standby Stock to be purchased hereunder is fewer than 350,000 shares, these restrictions shall terminate at the Close of Business on the second business day following the Redemption Date.

          (k) The Company will direct the Depositary in writing to advise you daily of the number of Depositary Shares surrendered for redemption or conversion by the Close of Business on each such day.

          (l) Until the earlier of the date you have sold all the Shares and June 15, 1995, the Company will (i) notify you promptly of any material change affecting any of its representations, warranties, agreements or indemnities herein and will take such steps as you may reasonably request to remedy and/or publicize the same and (ii) furnish you such other information concerning the Company as you may reasonably request.

          6.  Conditions of the Obligations of the Purchasers.
              -----------------------------------------------

          The obligations of the Purchasers hereunder are subject to the condition that the Registration Statement shall have become effective not later than February 10, 1995 or such later date as shall have been consented to by you.

          The obligations of the Purchasers hereunder are subject to each of the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Redemption Date or Closing Date II, as the case may be, there shall not have occurred and in your opinion it shall not be likely to occur any of the following that, in your good faith judgment, is material and adverse and that makes it, in your good faith judgment, impracticable to market the Shares on the terms and in the manner contemplated by the Prospectus: (i) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement; or (ii) any enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which affects, or may affect, the business or operations of the Company.

          (b) The Purchasers shall have received on the date hereof and on each Closing Date a certificate, dated the date of its delivery and signed by an executive officer of the Company, not in his individual capacity but solely in his capacity as an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such certificate and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the date of such certificate.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) You shall have received on the date hereof and on each Closing Date an opinion of Bronson, Bronson & McKinnon, counsel for the Company, dated the date of its delivery, to the effect that

                    (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any properties or conducts any business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (ii) each Material Subsidiary is a corporation (or, in the case of AMD (Thailand) Ltd. and Advanced Micro Devices (Singapore) Pte. Ltd., a limited liability company and a private limited company, respectively) duly organized and validly existing, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any properties or conducts any business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                    (iv) the shares of capital stock of the Company outstanding prior to the offer and sale of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and the holders of such shares are not entitled to any preemptive or other similar right;

                    (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar right;

                    (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity or contribution hereunder may be limited under applicable law;

                    (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Material Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary which is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement except for the order of the Securities and Exchange Commission declaring the Registration Statement effective which has been obtained, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Purchasers;

                    (viii) the statements (1) in the Prospectus under the captions "Description of Capital Stock" and "Standby Arrangement" and
          (2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (ix)   to the best of such counsel's knowledge there are no
          (A) legal or governmental proceedings pending to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject other than as described in the Registration Statement or the Prospectus and other than litigation which individually or in the aggregate is not material to the Company and its subsidiaries taken as a whole; or (B) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and (C) legal or governmental proceedings threatened or contemplated by any governmental agency or threatened by others which are required to be described in the Prospectus; and

                    (x) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements, including the notes and schedules thereto, and financial data, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement, and Prospectus (except for financial statements, including the notes and schedules thereto, and financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (3) has no reason to believe that (except for financial statements, including the notes and schedules thereto, and financial data included therein as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) has no reason to believe that (except for financial statements, including the notes and schedules thereto, and financial data included therein, as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of California, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for the Purchaser) of other counsel reasonably acceptable to counsel for the Purchasers, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or of any of its subsidiaries (including certificates as to the materiality of any contracts or judgments) and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or of its subsidiaries;

provided that copies of any such statements or certificates shall be delivered
- --------
to counsel for the Purchasers.

          (d) You shall have received on each Closing Date an opinion of Latham & Watkins, special counsel for the Purchasers, dated the date of its delivery, covering the matters referred to in subparagraphs (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Standby Arrangement") and subclauses (2) (3) and (4) of subparagraph (x) of paragraph (c) above.

          With respect to subparagraph (x) of paragraph (c) above, Bronson, Bronson & McKinnon may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to clauses
(2), (3) and (4) of subparagraph (x) of paragraph (c) above, Latham & Watkins may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

          The opinions of Bronson, Bronson & McKinnon described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

          (e) You shall have received market stand-off agreements from each director and each executive officer of the Company (collectively, the "Insiders") providing that in the event that the Purchasers purchase at least 350,000 Standby Shares pursuant to this Agreement, the Insiders will not sell or otherwise dispose of any equity security of the Company or derivative of an equity security of the Company for a period of 90 days following Closing Date II.

          (f) You shall have received, on the date hereof, on the date the Company files the 1994 10-K pursuant to Section 6(g) below, and each Closing Date, a letter dated the date of its delivery, in form and substance satisfactory to you, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

          (g) The Company shall have filed the 1994 10-K under the Exchange Act on or before March 6, 1995 in form and substance satisfactory to you in the exercise of your discretion.

          7.  Indemnification and Contribution.
              --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls such Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred by such Purchaser or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchasers furnished to the Company in writing by the Purchasers expressly for use therein.

          (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to information relating to such Purchaser furnished to the Company in writing by such Purchaser expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The Company acknowledges that statements set forth under the heading "Standby Arrangements" constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Prospectus.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the good faith judgment of counsel to the Indemnified Party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers and all persons, if any, who control the Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons of the Purchasers, such firm shall be designated in writing by the Purchasers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                                        --- ----
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Purchaser or the persons controlling the Purchasers shall be required to contribute any amount in excess of the aggregate of such Purchaser's total compensation pursuant to Section 4 hereof and such Purchaser's net proceeds from the resale of the Standby Stock after deduction of the purchase price thereof and all costs associated with such resale. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          8.  Survival of Certain Representations, Warranties and Obligations.
              ---------------------------------------------------------------

          The indemnity and contribution provisions contained in Section 7 hereof and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, and (ii) any investigation made by or on behalf of the Purchasers or any person controlling either Purchaser, or by or on behalf of the Company, its officers or directors or any person controlling the Company.

          9.  Effectiveness and Termination.
              -----------------------------

          (a) This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

          (b) This Agreement shall be subject to termination by notice given by you to the Company if (A) after the execution and delivery of this Agreement and prior to the Redemption Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your good faith judgment, is material and adverse and (B) in the case of any of the events specified in clauses (A)(i) through (iv) of this Section 9(b), such event singly or together with any other such event makes it, in your good faith judgment, on Closing Date I or Closing Date II, as the case may be, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Purchasers in connection with this Agreement or the offering contemplated hereunder.

          10.  Notices.  All communications hereunder will be in writing and, if
               -------
sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to:

               Donaldson, Lufkin & Jenrette
                Securities Corporation
               140 Broadway
               New York, New York  10005
                     Attention:
                                 -----------------

               and



               Salomon Brothers Inc
               333 South Hope Street
               Suite 3200
               Los Angeles, California  90071
               Attention:
                           -------------------

With a copy of the Notice to the Purchasers to:

               Latham & Watkins
               505 Montgomery Street, 19th Floor
               San Francisco, CA 94111-2514
               Attention:  Christopher Kaufman, Esq.

or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to:

               Advanced Micro Devices, Inc.
               915 DeGuigne Drive
               Sunnyvale, CA 94088
               Attention:  Marvin Burkett

with a copy of notices to the Company to:

               Bronson, Bronson & McKinnon
               505 Montgomery Street
               San Francisco, CA 94111-2514
               Attention:  Victor J. Bacigalupi, Esq.

          11.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 7 of this Agreement, and no other person will have any right or obligation hereunder.

          12.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          13.  Applicable Law.  This Agreement shall be governed and construed
               --------------
in accordance with the laws of the State of California.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the enclosed counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

                              Very truly yours,

                              ADVANCED MICRO DEVICES, INC.



                              By  /s/ Marvin D. Burkett
                                ------------------------------
                                  Name Printed: Marvin D. Burkett
                                  Title: Senior Vice President
                                         Chief Administrative Officer
                                         Chief Financial Officer and Treasurer

The foregoing Standby Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By  /s/ Steven G. Puccinelli
  --------------------------------------
    Name Printed: Steven G. Puccinelli
    Title: Managing Director


SALOMON BROTHERS INC


By  /s/ Robert Messih
  ------------------------------
    Name Printed: Robert Messih
    Title: Vice President